EMPLOYMENT AGREEMENT

         THIS AGREEMENT by and between Pierce Manufacturing Inc., a Wisconsin corporation (the "Company"), and John W. Randjelovic, (the "Executive"), dated as of the 16th day of September 1996.

                                 WITNESSETH THAT

         WHEREAS, the parties wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company and its affiliate, Oshkosh Truck Corporation, in the capacities and on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, it is hereby agreed as follows:

         1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") commencing at the date of this Agreement and ending on November 30, 1996. This Agreement thereafter will renew automatically for successive terms of one (1) year each, unless either party has given at least forty-five (45) days' advance written notice of it or his intent to allow this Agreement to expire as of the end of such Initial Period or renewal term. The term during which the Executive is employed by the Company hereunder (including without limitation the Initial Period) is hereafter referred to as the "Employment Period."

         In the event that for any reason, the Executive's employment continues with the Company following the expiration of the Employment Period, as set forth above, then for so long as the Executive is so employed by the Company, the provisions of Sections 8 and 9 shall survive the expiration of the Employment Period of this Agreement.

         2.    Position and Duties.
               -------------------

                  (a) The Executive shall serve as Vice President, Manufacturing; with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the President (the "President") of the Company.

                  (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and its affiliate and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on industry, civic, or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company and its affiliate in accordance with this Agreement.

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         3.    Compensation.
               ------------

                  (a) Base Salary. The Executive's compensation during the Employment Period shall be determined by the President, subject to the next sentence and paragraph (b) of Section 3. During the Initial Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his aggregate annual base salary from Company as in effect immediately before the date of this Agreement. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible adjustment at least annually. Any adjustment in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so adjusted.

                  (b) Incentive Compensation. During the Employment Period, the Executive shall be provided the opportunity to participate in short-term incentive compensation plans and long-term incentive compensation plans which shall be developed and offered by the Company to executives employed in the business.

                  (c) Vacations and Holidays. The Executive shall be entitled to receive twenty (20) days of paid vacation per year together with the paid holidays available to all other management personnel.

                  (d) Fringe Benefits. The Executive shall be entitled to participate in fringe benefit plans and programs in effect from time to time for employees of the company, and on a basis appropriate to the position, including medical and dental insurance, expense reimbursements, pension and retirement benefits and other similar benefits.

                  (e) Reimbursements. The Company shall reimburse the Executive for actual out-of-pocket costs incurred by him in the course of carrying out his duties hereunder, such reimbursements to be made in accordance with the policies and procedures of the Company in effect from time to time.

                  (f) Withholding. All payments under this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contributions Act, the federal income tax and state or local income tax and similar laws, to the extent such laws apply to such payments.

         4.    Termination of Employment.
               -------------------------

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of one hundred eighty (180) consecutive days, to perform the

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         Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity will continue. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the thirtieth day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                  (b)      By the Company.
                           --------------

                           (i) The Company may terminate the Executive's
                  employment during the Employment Period for Cause or without Cause. "Cause" means:

                                    A. The willful and continued failure of the
                           Executive to substantially perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the President delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the President believes that the Executive has not substantially performed the Executive's duties; or

                                    B. Illegal conduct or gross misconduct by
                           the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

                                    C. Violation of any of the covenants set
                           forth under Sections 8 and 9 of this Agreement.

                           No act or failure to act on the part of the Executive
                  shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company.

                           (ii) A termination of the Executive's employment for
                  Cause shall be effected by the President following written notice to the Executive and an opportunity for the Executive to be heard by the Chairman and CEO of Oshkosh Truck Corporation.

                           (iii) A termination of the Executive's employment
                  without Cause shall be effected by the President following written notice to the Executive and an opportunity for the Executive to be heard by the Chairman and CEO of Oshkosh Truck Corporation.


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                  (c)      Good Reason.
                           -----------

                           (i) The Executive may terminate employment for Good
                  Reason or without Good Reason. "Good Reason" means:

                                    A. The assignment to the Executive of any
                           duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, including base salary, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive.

                                    B. Any failure by the Company to comply with
                           any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                                    C. Any purported termination of the
                           Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; or

                                    D. Any other substantial breach of this
                           Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

                           (ii) A termination of employment by the Executive for
                  Good Reason shall be effected by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within three (3) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

                           (iii) A termination of the Executive's employment by
                  the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

                  (d) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.


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         5.    Obligations of the Company upon Termination.
               -------------------------------------------

                  (a) By the Company other than for Cause, Death or Disability; by the Executive for Good Reason. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death, or Disability, or the Executive terminates employment for Good Reason the Company shall continue to provide the Executive with the compensation and fringe benefits as set forth in paragraphs (a) and (d) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period, but, in no event for fewer than twelve (12) months. The payments provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

                  (b) Death and Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty
         (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount representing Incentive Compensation due for the period through the Date of Termination; and (3) any accrued but unpaid vacation pay.

                  (c) By the Company for Cause; By the Executive Other than for Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay to the Executive: (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; and (2) any accrued vacation pay, both payable in a lump sum in cash within thirty (30) days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

                  (d) Pierce Manufacturing Inc., Severance Plan. Not withstanding the foregoing subparagraphs (a), (b), and (c), the Executive also shall be entitled to receive any applicable benefits under the Pierce Manufacturing Inc., severance plan adopted by the Board of Directors of the company on August 26, 1996.

         6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing of future participation in any plan, program, policy or practice provided by the Company or any of its affiliates for which the Executive may qualify, nor shall anything


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in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates relating to subject matter other than that specifically addressed herein. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Company's Compensation program or any other plan, policy, practice or program of or any contract or agreement with, the Company or any of its affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         8.    Confidential Information.
               ------------------------

                  (a) Defined. "Confidential Information" shall mean ideas, information, knowledge and discoveries, whether or not patentable, that are not generally known in the trade or industry and about which the Executive has knowledge as a result of his employment with the Company, including without limitation fire products engineering information, marketing, sales, distribution, pricing and bid process information, product specifications, manufacturing procedures, methods, business plans, strategic plans, marketing plans, internal memoranda, formulae, trade secrets, know-how, research and development and other confidential technical or business information and data. Confidential Information shall not include any information that the Executive can demonstrate is in the public domain by means other than disclosure by the Executive.

                  (b) Nondisclosure. For a period of two (2) years after the termination of the Executive's active employment with the Company (whether such termination occurs before or after the expiration of the term of this Agreement) and indefinitely thereafter in respect of any Confidential Information that constitutes a trade secret or other information protected by law, the Executive will keep confidential and protect all Confidential Information known to or in the possession of the Executive, will not disclose any Confidential Information to any other person and will not use any Confidential Information, except for use or disclosure of Confidential Information for the exclusive benefit of the Company as it may direct or as necessary to fulfill the Executive's continuing duties as an employee of the Company.

                  (c) Return of Property. All memoranda, notes, records, papers, tapes, disks, programs or other documents or forms of documents and all copies thereof relating to the operations or business of the Company or any of its subsidiaries that contain Confidential Information, some of which may be prepared by the Executive, and all objects associated therewith in any way obtained by him shall be the property of the Company. The Executive shall not, except for the use of the Company or any of its subsidiaries, use or


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         duplicate any such documents or objects, nor remove them from facilities and premises of the Company or any subsidiary, nor use any information concerning them except for the benefit of the Company or any subsidiary, at any time. The Executive will deliver all of the aforementioned documents and objects, if any, that may be in his possession to the Company at any time at the request of the Company.

         9.    Restrictive Covenants.
               ---------------------

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or Confidential Information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 9). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during the Executive's employment with the Company and for the two (2) year period thereafter, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under the Agreement.

                  (b) The Executive shall not, during the Employment Period and for one (1) year following the end of the Employment Period, without the prior written consent of the President of the Company, be employed directly or indirectly by, be a sole proprietor or partner of, or act as a consultant to, any business in any capacity where confidential information concerning the Company and/or its subsidiaries or affiliates which was acquired by the Executive during his employment with the same would reasonably be considered to be useful; neither will the Executive, directly or indirectly, make sales solicitations to any person, corporation, partnership or other business entity which is, at the present time and at the time of such sales solicitation, a customer or prospective customer of the Company and/or its subsidiaries or affiliates, if the effect of such action would be likely to cause such customer to substantially reduce existing or future business relationships with or purchases from the Company and/or its subsidiaries or affiliates.

                  (c) The Executive agrees that the Company will suffer irreparable damage in the event the provisions of paragraphs (b) and
         (c) of Section 8 and paragraphs (a) and (b) of Section 9 are breached and his acceptance of the provisions of Sections 8 and 9 is a material factor in his decision to enter into this Agreement. The Executive further agrees that the Company shall be entitled as a matter of right to injunctive relief to prevent a breach by the Executive of the provisions of Sections 8 and 9. Resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies the Company may have. Nothing in this Agreement modifies or reduces the Executive's obligation to comply with applicable laws relating to trade secrets, confidential information, or unfair competition.


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         10.   Successors.
               ----------

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         11.   Miscellaneous.
               -------------

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           (i) If to the Executive:

                               (Executive Name and Address)

                                    Or, in person, by hand to the Executive at the Executive's place of employment.

                           (ii) If to the Company:

                                Pierce Manufacturing Inc.
                                c/o Oshkosh Truck Corporation
                                2307 Oregon Street
                                P.O. Box 2566
                                Oshkosh, WI 54903-2566
                                Attn: Corporate Secretary

         or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.


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                  (d) Notwithstanding any other provisions of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to paragraph (c) of
         Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       OSHKOSH TRUCK CORPORATION

                                       By: /s/ Robert G. Bohn
                                           -------------------------------------
                                               Robert G. Bohn

                                       Title: President and COO
                                             -----------------------------------

                                       Date: 9-9-96
                                             -----------------------------------

                                       Attest: Kristina J. Cartmill
                                              ----------------------------------


                                       AGREED TO:

                                       By: /s/ John W. Randjelovic
                                           -------------------------------------
                                               John W. Randjelovic

                                       Title: Vice President - Manufacturing
                                             -----------------------------------

                                       Date: 9-16-96
                                             -----------------------------------

                                       Attest: Matthew J. Zolnowski
                                              ---------------------------------


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